Exhibit 2.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Offer, the contents of this document or what action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

This Form of Acceptance should be read in conjunction with the accompanying Offer Document dated 10 March 2010. Unless the context otherwise requires, the definitions contained in the Offer Document also apply in this Form of Acceptance.

If you have sold or otherwise transferred all of your Shares (otherwise than pursuant to the Offer), please forward the Offer Document and the Form(s) of Acceptance together with the accompanying documents (including the enclosed reply-paid envelope) at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for onward transmission to the purchaser or transferee. However, these documents should not be forwarded or transmitted in or into any jurisdiction where such act would constitute a violation of the relevant laws in such jurisdiction. If you have sold or otherwise transferred only part of your holding of Shares, you should retain these documents and consult the stockbroker, bank or other agent through which the sale or transfer was effected.

The distribution of this document in jurisdictions other than the United Kingdom or the United States may be restricted by the laws of those jurisdictions and therefore any person into whose possession this document comes should inform themselves about, and observe, any such restrictions. Failure to comply with any such restrictions may constitute a violation of the securities law of any such jurisdiction.

Further information for Overseas Shareholders is set out in paragraph 16 of the letter from Valmont in Part II of the Offer Document.

This Form of Acceptance should only be used for Shares held in certificated form (i.e. not in CREST). If your Shares are held in CREST, please refer to paragraph 16.2 of the letter from Valmont in Part II of the Offer Document.

FORM OF ACCEPTANCE AND AUTHORITY FOR HOLDERS OF SHARES

Recommended Cash Offer

by

Valmont Group Pty Ltd

(a wholly-owned subsidiary of Valmont Industries, Inc.)

for

Delta plc

Acceptances of the Offer must be received by 1.00 p.m. (London time) on

Wednesday 7 April 2010

ACTION TO BE TAKEN

1.             If you have share certificates for your Shares, to accept the Offer you should:

(i)            complete this Form of Acceptance on page 3 by following the corresponding instructions and notes for guidance set out on pages 2 and 4. In particular, please sign Box 2 on page 3 of this Form of Acceptance in the presence of a witness who must also sign and write his or her name and address in Box 2 on page 3; and

(ii)         return this Form of Acceptance, duly completed, signed and accompanied by your share certificate(s) and/or other document(s) of title, by post or by hand (during normal business hours) to Equiniti at Corporate Actions, Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA as soon as possible, but in any event so as to arrive no later than 1.00 p.m. (London time) on Wednesday 7 April 2010. A reply-paid envelope is enclosed for documents lodged by post from within the United Kingdom;

in addition, please note that:

(a)         if you have share certificates but they and/or any other document(s) of title is/are with your bank, stockbroker or other agent, you should complete and sign this Form of Acceptance and arrange for it to be lodged by such agent, together with the relevant share certificate(s) and/or other document(s) of title, unless your share certificate(s) and/or other document(s) of title is/are not readily available, in which case please refer to note 5 on page 4 of this Form of Acceptance. If your share certificate(s) and/or other document(s) of title is/are lost, please refer to note 6 on page 4 of this Form of Acceptance; and/or

(b)        if your share certificates are under different designations you should complete a separate Form of Acceptance in respect of each designation; and/or

(c)         if your shares are held jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance.

2.             If your shares are uncertificated (i.e. held in CREST), please refer to paragraph 16.2 of the letter from Valmont in Part II of the Offer Document and follow the procedure for electronic acceptance through CREST so that the TTE Instruction settles no later than 1.00 p.m. on Wednesday 7 April 2010. If your Shares are held under different member account IDs, a separate TTE Instruction should be sent for each member account ID. If you hold your Shares as a CREST sponsored member, you should refer to your CREST sponsor before taking any action, as only your CREST sponsor will be able to send the necessary TTE Instruction.

3.             If you hold Shares in both certificated and uncertificated form, you should complete this Form of Acceptance in respect of your certificated holding only.

Please read Parts B and C of Appendix I to the Offer Document, the terms of which are incorporated into and form part of this Form of Acceptance.

A Form of Acceptance contained in an envelope postmarked in any Restricted Jurisdiction or otherwise appearing to Valmont or the Offeror or any of their agents to have been sent from any Restricted Jurisdiction will not constitute a valid acceptance of the Offer.

If you are in any doubt as to how to complete this Form of Acceptance or to obtain a further Form of Acceptance, please contact Equiniti on telephone number 0871 384 2050 (or, if telephoning from outside the UK, on telephone number +44 121 415 0259)*.

DO NOT DETACH ANY PART OF THIS FORM OF ACCEPTANCE

* Calls to the 0871 384 2050 number are charged at 8p per minute (including VAT) from a BT landline. Other service providers’ costs may vary. Calls to the +44 121 415 0259 number from outside the UK are charged at applicable international rates. Different charges may apply to calls made from mobile telephones and calls may be recorded and monitored randomly for security and training purposes.

HOW TO COMPLETE THIS FORM OF ACCEPTANCE

PLEASE MAKE SURE YOUR ACCEPTANCE IS RECEIVED BY 1.00 P.M. (LONDON TIME) ON WEDNESDAY 7 APRIL 2010

The provisions of Parts B and C of Appendix I to the Offer Document are incorporated into and form part of this Form of Acceptance.

1                TO ACCEPT THE OFFER

To accept the Offer for ALL of your Shares, mark an “X” in Box 1A. To accept the Offer for PART of your holding only, enter in Box 1B the number of Shares in respect of which you wish to accept the Offer. In either case you must also sign Box

2 in accordance with the instructions set out below, which will constitute your acceptance of the Offer, and, if appropriate, complete Box 3 and/or Box 4. If no “X” is marked in Box 1A and no number is entered in Box 1B, or if you enter a number in Box 1B which in total exceeds your holding of Shares, or if you mark an “X” in Box 1A and enter a number in Box 1B, you will be deemed to have accepted the Offer in respect of your entire holding of Shares.

COMPLETE HERE

2                SIGNATURE(S)

To accept the Offer, you must sign Box 2 regardless of which other Boxes you complete. In the case of joint holders, ALL joint holders must sign. Each individual holder must sign in the presence of an independent witness. The witness must be over 18 years of age and must not be one of the joint holders. The witness should state his/her name and address and sign where indicated. The same witness may witness each signature of the joint holders. If the acceptance is not made by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) making the acceptance. Any person making an acceptance on behalf of a registered holder should deliver evidence of his/her authority in accordance with the notes on page 4. A body corporate incorporated in England and Wales may execute this Form of Acceptance under its seal, which should be affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which Section 44 of the Companies Act 2006 applies may execute this Form of Acceptance by two authorised signatories (being two directors, or one director and the company secretary), or by a director of the company in the presence of a witness, signing the Form of Acceptance. A company incorporated outside England and Wales may sign in accordance with the laws of the territory in which the relevant company is incorporated. In all cases, execution should be expressed to be by the company and each person signing this Form of Acceptance should state the office he/she holds. Please see the further notes on page 4.

If you sign Box 2 without inserting “No” in Box 3, you will be deemed to have given the representations and warranties in paragraph (D) of Part C of Appendix I to the Offer Document.

This Form of Acceptance must not be signed in any Restricted Jurisdiction.

SIGN HERE

3                OVERSEAS SHAREHOLDERS

If you are unable to give the representations and warranties required by paragraph (D) of Part C of Appendix I to the Offer Document YOU MUST PUT “NO” IN BOX 3. If you do not put “NO” in Box 3, you will be deemed to have given such representations and warranties.

COMPLETE HERE

4                ALTERNATIVE ADDRESS

Insert in Box 4 your address or the address of the person or agent (for example, your bank) to whom you wish the consideration or returned documents to be sent if this address is different from that as set out at the top of page 3. Do not insert an address in any Restricted Jurisdiction.

COMPLETE HERE

Reference No.

PLEASE COMPLETE IN BLOCK CAPITALS

REMEMBER TO ENCLOSE YOUR SHARE CERTIFICATE(S)

For information purposes only:
Your holding of Shares at 5 March 2010:

Your daytime telephone number, for the use in the event of a query:

1	If you wish to accept the Offer in respect of ALL of your holding of Shares, mark an “X” in this box.	Box 1A

OR
Box 1B
If you wish to accept the Offer in respect of some of your holding of Shares, enter the number of Shares in respect of which you wish to accept the Offer.

2	EXECUTION BY AN INDIVIDUAL AS A DEED (IN THE CASE OF JOINT HOLDERS ALL MUST SIGN):
Box 2

Signature(s) of Shareholder(s)	Name and address of witness	Signature of witness

1. SIGN	NAME AND ADDRESS OF WITNESS	SIGN

2. SIGN	NAME AND ADDRESS OF WITNESS	SIGN

3. SIGN	NAME AND ADDRESS OF WITNESS	SIGN

4. SIGN	NAME AND ADDRESS OF WITNESS	SIGN

OR
EXECUTION BY A COMPANY AS A DEED:
Company name
Affix Company Seal here if
necessary
Signature of director	Name of director

Plus	** delete as appropriate
Signature of witness/director/secretary**	Name of witness/director/secretary**

Address of witness (if applicable)

3	OVERSEAS SHAREHOLDERS	Box 3

Please put “NO” in Box 3 if you are unable to give the representations and warranties set out in paragraph (D) of Part C of Appendix I to the Offer Document. If you do not insert “NO” in Box 3, you will be deemed to have given such representations and warranties.

4	ALTERNATIVE ADDRESS/CHANGE OF ADDRESS
Address (outside of any Restricted Jurisdiction) to which consideration and/or other documents is/are to be sent if not the address set out at the top of this page 3.

Box 4
House	Post	–
Number	Code
Address

IF YOU HAVE ANY QUESTIONS AS TO HOW TO COMPLETE THIS FORM OF ACCEPTANCE, PLEASE CONTACT EQUINITI ON 0871 384 2050

(OR ON +44 121 415 0259, IF CALLING FROM OUTSIDE THE UK)*

*Calls to the 0871 384 2050 number are charged at 8p per minute (including VAT) from a BT landline. Other service providers’ costs may vary. Calls to the +44 121 415 0259 number from outside the UK are charged at applicable international rates. Different charges may apply to calls made from mobile telephones and calls may be recorded and monitored randomly for security and training purposes.

ADDITIONAL NOTES REGARDING COMPLETION OF THIS FORM OF ACCEPTANCE

In order to be effective this Form of Acceptance must, except as mentioned below, be signed by the registered holder or, in the case of a joint holding, by ALL the joint holders or under a power of attorney and each individual signature must be independently witnessed. A body corporate incorporated in England and Wales may execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 44 of the Companies Act 2006 applies may execute this Form of Acceptance by two authorised signatories (being two directors, or one director and the company secretary), or by a director of the company in the presence of a witness, signing this Form of Acceptance and inserting the name of the company above their signatures. Each such person signing this Form of Acceptance should state the office which he/she holds in the relevant company. A company incorporated outside England and Wales may sign in accordance with the laws of the territory in which the relevant company is incorporated.

In order to avoid inconvenience and delay, the following points may assist you:

1.             If a holder is away from home (e.g. abroad or on holiday):

Send this Form of Acceptance by the quickest means (e.g. airmail), but not in, into or from any Restricted Jurisdiction, to the holder for execution or, if the holder has executed a power of attorney, have this Form of Acceptance signed by the attorney in the presence of a witness who must also sign this Form of Acceptance. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor) must be lodged with this Form of Acceptance. No other signatures are acceptable.

2.             If you have sold or transferred all, or wish to sell or transfer part, of your holding of Shares (otherwise than pursuant to the Offer):

If you have sold or transferred all of your Shares (otherwise than pursuant to the Offer), you should send the Offer Document at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However, such document should not be forwarded or transmitted in or into any Restricted Jurisdiction. If your Shares are in certificated form, and you wish to sell or transfer part of your holding of Shares (otherwise than pursuant to the Offer) and wish to accept the Offer in respect of the balance but are unable to obtain the balance share certificate by Wednesday 7 April 2010, you should ensure that the stockbroker, bank or other agent through whom you make the sale or transfer obtains the appropriate endorsement or indication, signed on behalf of Delta’s registrars, Equiniti, in respect of the balance of your holding of Shares.

3.             If the sole holder has died:

A grant of probate or letters of administration must be obtained in respect of the relevant Shares. If the grant of probate or letters of administration has/have been registered with Delta’s registrars, Equiniti, this Form of Acceptance must be signed by the personal representative(s) of the deceased holder each in the presence of an independent witness who must also sign this Form of Acceptance. This Form of Acceptance should then be lodged with Equiniti at the address given on the cover page of this Form of Acceptance, together with the relevant share certificate(s) and/or other document(s) of title.

If the grant of probate or letters of administration has/have not been registered with Delta’s registrars, Equiniti, the personal representative(s) or the prospective personal representative(s) should sign this Form of Acceptance each in the presence of a witness and forward it to Equiniti at the address given on the cover page of this Form of Acceptance, together with the relevant share certificate(s) and/or other document(s) of title. However, once obtained, a sealed copy of the grant of probate or letters of administration must be lodged before the consideration due under the Offer can be forwarded to the personal representative(s).

4.             If one of the joint holders has died:

This Form of Acceptance is valid if signed by the surviving holder(s) (each in the presence of an independent witness) and, if the Shares are held in certificated form, lodged with the share certificate(s) and/or other document(s) of title and, in all cases, the death certificate(s), and an office copy grant of probate or letters of administration of the deceased holder. These documents will be returned as directed.

5.             If your Shares are in certificated form and the certificate(s) are held by your stockbroker, bank or other agent:

(a)         If your share certificate(s) and/or other document(s) of title is/are with your stockbroker, bank or other agent, you should complete this Form of Acceptance and, if the certificate(s) is/are readily available, arrange for this Form of Acceptance to be lodged by such agent with Equiniti at the address given on the cover page of this Form of Acceptance, accompanied by the share certificate(s) and/or other document(s) of title.

(b)        If the share certificate(s) is/are not readily available, lodge this Form of Acceptance with Equiniti at the address given on the cover page of this Form of Acceptance, duly completed together with a note saying e.g. “certificate(s) to follow” and arrange for the share certificate(s) to be forwarded as soon as possible thereafter. It will be helpful for your agent to be informed of the full terms of the Offer.

6.             If you have lost any of your share certificate(s) and/or other document(s) of title:

If you have lost your share certificate(s) and/or other document(s) of title, you should complete this Form of Acceptance and lodge it with Equiniti together with any share certificate(s) and/or other document(s) of title that you may have available, accompanied by a letter stating that you have lost one or more of your share certificate(s) and/or other document(s) of title. You should write as soon as possible to Delta’s Registrars, Equiniti at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, asking for a letter of indemnity in respect of lost share certificate(s) and/or other document(s) of title, which when completed in accordance with the instructions given, should be returned to Equiniti at the address given on the cover page of this Form of Acceptance.

7.             If the Form of Acceptance is signed under a power of attorney:

The completed Form of Acceptance, together with any share certificate(s) and/or other document(s) of title, should be lodged with Equiniti at the address set out on the cover page of this Form of Acceptance, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor). The power of attorney will be duly noted by Equiniti and returned as directed.

8.	If your full name or other particulars differ from those appearing on your share certificate:

(a)	Incorrect name e.g.:

	Name on the certificate(s)	John Smith

	Correct name	John Smyth

complete this Form of Acceptance with the correct name and lodge it, accompanied by a letter from your bank, stockbroker or solicitor confirming that the person described on the certificate and the person who has signed this Form of Acceptance are one and the same.

(b)	Incorrect address: insert the correct address in Box 4 of this Form of Acceptance.

(c)	Change of name: lodge your marriage certificate or the deed poll with this Form of Acceptance for noting. These documents will be returned as directed.

9.             If you are outside the United Kingdom:

The attention of Overseas Shareholders is drawn to paragraph 6 of Part B and paragraph (D) of Part C of Appendix I to the Offer Document and Box 3.

10.       Payment of Consideration:

The consideration payable under the Offer cannot be sent to you until all relevant documents have been properly completed and sent by post or by hand (during normal business hours) to Equiniti at the address set out on the cover page of this Form of Acceptance.

11.       Incomplete Forms:

Without prejudice to Parts B and C of Appendix I to the Offer Document, the Offeror and/or its agents reserve the right (subject to the City Code on Takeovers and Mergers) to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title. In either event, no consideration due under the Offer will be sent until after the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to the Offeror have been received.